[WORLDCOM LOGO]
                                                                    Exhibit 10.6

                                November 1, 2000

Bernard J. Ebbers
500 Clinton Center Drive
Clinton, MS  39056

Dear Bernie:

     This is to confirm the agreement whereby WorldCom, Inc. (the "Company") will provide a Limited Guaranty to Bank of America, N.A. (the "Bank") regarding certain of your liabilities to the Bank (as the same may be amended, modified, supplemented or replaced, the "Guaranty"). This agreement also relates to security for your obligations hereunder and under those certain Promissory Notes from you to the Company dated September 8, 2000 and November 1, 2000 (as the same may be amended, modified, supplemented or replaced, the "Promissory Notes") covering amounts loaned or to be loaned to you for payment of certain of your obligations to institutional lenders which are secured by shares of Company stock held by you. For valuable consideration, you hereby agree as follows:

     1.  Indemnity.  You shall indemnify and hold harmless the Company for any
         ---------
amounts expended, losses, damages, costs, claims or expenses (including, but not limited to, court costs and attorneys' fees) under or arising out of the Guaranty, this agreement or the Promissory Notes.

     2.  Pledge.  To the extent not prohibited by any covenant or agreement by
         ------
you in favor of the Bank or other lender, in order to secure your performance hereunder and payment of amounts due under the Promissory Notes (the "Liabilities"), you hereby grant, or upon release of any such prohibition you shall grant, to the Company a security interest under Article 9 of the Uniform Commercial Code as currently effective in the State of Mississippi in the shares of stock in the Company owned by you, whether now owned or hereafter acquired by you, and all proceeds thereof and amounts or other securities or property derived therefrom (the "Collateral"). Such security interest shall be subordinate to the rights of the Bank and other lenders pursuant to agreements or documents in effect on the date hereof, or any renewals, replacements, amendments, modifications or extensions thereof (the "Prior Rights"). You agree to keep the Collateral free from any lien, security interest or encumbrance other than those in favor of the Company, arising out of the Prior Rights or to which the Company consents in writing. Upon default by you under the terms of this agreement or either of the Promissory Notes, the Company may exercise the rights and pursue the remedies provided under Article 9 of the Uniform Commercial Code as currently effective in, or as hereafter amended by, the State of Mississippi, including but not limited to exercising all voting rights with respect to the Collateral, collecting all dividends and other distributions with respect to the Collateral, and selling the Collateral at any public or private sale, at the Company's option, without advertisement. The Company may bid and become a purchaser at any such sale, and upon any such sale the Company shall collect, receive, and hold and apply the proceeds as provided herein. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to your address appearing on the records of the Company at least five days before the time of such disposition. The proceeds from any such sale or action shall be applied first to the payment of all legal and other costs and expenses incurred in connection with the sale or action and next to the payment of the Liabilities, as determined by the Company. The balance, if

Bernard J. Ebbers
November 1, 2000
Page 2



any, of such proceeds remaining after such application shall be paid to you. If the proceeds of any such sale or action are insufficient to pay in full the amounts specified above, you shall remain liable for such deficiency.

     3.  Further Assurances.  You agree to perform all acts and do all things
         ------------------
which the Company may request, now or hereafter, in order to evidence, preserve or protect its rights and the creation, attachment or perfection of the security interest granted or to be granted hereunder including, without limitation, execution and delivery of one or more promissory notes evidencing your obligations arising out of any advance under the Guaranty and delivery of stock certificate(s) with appropriate stock powers in order to perfect the Company's security interest in the Collateral.

     4.  Miscellaneous.  This agreement shall be interpreted and the rights and
         -------------
liabilities of the parties hereto shall be determined in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of Mississippi and you hereby consent to the jurisdiction of the courts of or in the State of Mississippi in connection with any dispute, controversy, action or other matter relating to or arising out of this agreement. Whenever possible each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement. This agreement shall be binding upon you and your heirs and legal representatives and shall inure to the benefit of the Company and its successors and assigns. The powers, rights, and remedies of the Company under this agreement are cumulative and are not exclusive of any other power, right or remedy that the Company otherwise may have. Any single or partial exercise or pursuit of any power, right or remedy under this agreement by the Company shall not preclude other or further exercise or pursuit thereof or the exercise or pursuit of any other power, right or remedy. The Company's rights and remedies under this agreement shall be unaffected by any change in the provisions of any agreement, instrument, or document evidencing or affecting any of the Liabilities, by any extension of time for payment or performance of any of the Liabilities or by any partial or full release of any security for payment or performance of any of the Liabilities. No delay by the Company in exercising or pursuing any power, right or remedy under this agreement shall operate as a waiver thereof, and no failure by the Company to exercise or pursue any power, right or remedy shall prevent the Company from exercising the same in the future.

                                    WorldCom, Inc. Compensation and Stock
                                    Option Committee


                                    By: /s/ Stiles A. Kellett, Jr.
                                        ---------------------------
                                        Stiles A. Kellett, Jr.
                                        Chairman

Acknowledged and agreed as of the date first above written.


                                        /s/ Bernard J. Ebbers
                                        ----------------------
                                        Bernard J. Ebbers